Exhibit (a)(83)

VOYA EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: September 18, 2018

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Establishment and Designation of Series and Classes to establish Class P3 shares for Voya U.S. High Dividend Low Volatility Fund, as follows:

A.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya U.S. High Dividend Low Volatility Fund, dated November 22, 2016, as amended March 3, 2017, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya U.S. High Dividend Low Volatility Fund.  The Classes thereof shall be designated as follows:

Voya U.S. High Dividend Low Volatility Fund Class A

Voya U.S. High Dividend Low Volatility Fund Class I

Voya U.S. High Dividend Low Volatility Fund Class P3

Voya U.S. High Dividend Low Volatility Fund Class T

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IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes.

Dated: September 14, 2018

/s/ Colleen D. Baldwin	/s/ Joseph E. Obermeyer
Colleen D. Baldwin, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ John V. Boyer	/s/ Sheryl K. Pressler
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Patricia W. Chadwick	/s/ Dina Santoro
Patricia W. Chadwick, as Trustee	Dina Santoro, as Trustee

/s/ Martin J. Gavin	/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones	/s/ Roger B. Vincent
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee

/s/ Patrick W. Kenny
Patrick W. Kenny, as Trustee